Contacts:
Media: 703.469.1004 or media@fbr.com
Investors: Paul Beattie at 703.312.9673 or pbeattie@fbr.com

FBR Capital Markets Reports Second Quarter Results

ARLINGTON, VA, July 23, 2008 - FBR Capital Markets Corporation (NASDAQ: FBCM) (FBR Capital Markets) today reported a net after-tax loss of $25.2 million, or $0.39 per share (diluted), for the quarter ended June 30, 2008 compared to net after-tax earnings of $21.8 million, or $0.34 per share (diluted), in the second quarter of 2007. For the six months ending June 30, 2008, FBR Capital Markets lost $35.4 million after tax, or $0.55 per share (diluted), compared to after-tax earnings of $32.8 million, or $0.51 per share (diluted), for the first half of 2007.

Net revenues for the second quarter of 2008 were $50.5 million compared to net revenues of $104.0 million in the first quarter of 2008 and $169.5 million in the second quarter of 2007. Net revenues for the first six months of 2008 were $154.5 million compared to net revenues of $312.6 million for the first six months of 2007.

“While certain parts of our business, most notably institutional brokerage, performed well, the extremely difficult capital markets environment and the resulting slowdown in banking revenues led to a loss for the quarter,” said Richard J. Hendrix, President and Chief Operating Officer of FBR Capital Markets. “We are capitalized in a way that allows us to continue to execute our strategic plan to broaden our franchise even through this difficult market. We will, however, also be focused on reducing expenses to reflect the current market environment.”

Capital Markets

In the second quarter, FBR Capital Markets generated investment banking revenues of $8.2 million compared to $70.0 million in the first quarter of 2008 and $123.1 million in the second quarter of 2007. During the second quarter of 2008, investment banking revenues included $4.2 million generated by its mergers and acquisitions advisory group.

In its institutional brokerage business, FBR Capital Markets extended its growth trajectory by posting $34.8 million in second quarter revenue compared to $31.8 million in the first quarter of 2008 and $32.7 million in the second quarter of 2007 - a year over year increase of 6.4%. Year-to-date institutional brokerage revenues of $66.6 million are 13.8% higher than the $58.5 million recorded in the first six months of 2007.

Asset Management

In FBR Capital Markets’ asset management business, management and incentive fees were $4.2 million for the second quarter of 2008, compared to $4.6 million in the first quarter of 2008 and $6.5 million in the second quarter of 2007. Assets under management as of June 30, 2008 were $1.9 billion compared to $2.1 billion at the end of the first quarter 2008 and $2.9 billion as of June 30, 2007.

Merchant Banking

As of June 30, 2008 FBR Capital Markets had nine merchant banking portfolio investments with an aggregate value of $49.3 million, compared to $54.0 million at the end of last quarter.

Looking Ahead

“While the environment continues to be difficult, we have taken advantage of the disarray in the marketplace and - consistent with our strategic plan - have been adding talented professionals in many areas of our business, including a convertible securities team from Bear Stearns,” said Eric F. Billings, Chairman and Chief Executive Officer of FBR Capital Market. “As market conditions evolve, we fully expect to participate in substantial capital-raising opportunities such as recapitalizations of financial institutions. While the future will undoubtedly be unpredictable, we will be taking steps to reduce our costs on an ongoing basis which should position us for enhanced profitability both in the short term as well as when markets begin to normalize.”

Investors wishing to listen to the earnings conference call at 9:00 A.M. U.S. EDT, Wednesday, July 23, 2008, may do so via the web at:
http://phx.corporate-ir.net/phoenix.zhtml?c=204322&p=irol-irhome.

Replays of the webcast will be available after the call.

FBR Capital Markets Corporation, a majority-owned subsidiary of Friedman, Billings, Ramsey Group, Inc. (FBR), provides investment banking*, merger and acquisition advisory services*, institutional brokerage*, research*, asset management and private wealth services. FBR Capital Markets focuses capital and financial expertise on seven industry sectors: consumer, diversified industrials, energy & natural resources, financial institutions, insurance, real estate, and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, VA; Boston; Dallas; Houston; Irvine; New York; San Francisco; London, England; and Sydney, Australia. For more information, please visit www.fbrcapitalmarkets.com.

*Friedman, Billings, Ramsey & Co., Inc.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect our future results and financial condition, see "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Financial data follows.

# # #

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter Ended
	June 30,
	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$3,961	7.8%	$116,972	69.0%
Advisory	4,192	8.3%	6,152	3.6%
Institutional brokerage:
Principal transactions	4,888	9.7%	4,152	2.4%
Agency commissions	29,891	59.2%	28,526	16.8%
Asset management:
Base management fees	4,153	8.2%	6,360	3.8%
Incentive allocations and fees	-	0.0%	116	0.1%
Interest income	4,881	9.7%	5,798	3.4%
Net investment income	745	1.5%	1,218	0.7%
Other	282	0.6%	465	0.4%
Total revenues	52,993	105.0%	169,759	100.2%
Interest expense	2,505	5.0%	274	0.2%

Revenues, net of interest expense	50,488	100.0%	169,485	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	48,273	95.6%	89,877	53.0%
Professional services	8,841	17.5%	12,686	7.5%
Business development	6,624	13.1%	9,931	5.9%
Clearing and brokerage fees	3,367	6.7%	3,022	1.8%
Occupancy and equipment	8,361	16.6%	7,816	4.6%
Communications	6,165	12.2%	5,805	3.4%
Other operating expenses	4,080	8.1%	3,706	2.2%
Total non-interest expenses	85,711	169.8%	132,843	78.4%

(Loss) income before income taxes	(35,223)	-69.8%	36,642	21.6%

Income tax (benefit) provision	(9,974)	-19.8%	14,882	8.8%

Net (loss) income	$(25,249)	-50.0%	$21,760	12.8%

Basic (loss) earnings per share	$(0.39)		$0.34
Diluted (loss) earnings per share	$(0.39)		$0.34

Weighted average shares - basic (in thousands)	64,755		64,297
Weighted average shares - diluted (in thousands)	64,755		64,354

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended
	June 30,
	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$68,870	44.6%	$214,208	68.5%
Advisory	9,268	6.0%	12,610	4.0%
Institutional brokerage:
Principal transactions	10,845	7.0%	6,188	2.0%
Agency commissions	55,707	36.0%	52,302	16.7%
Asset management:
Base management fees	8,797	5.7%	11,888	3.8%
Incentive allocations and fees	-	0.0%	220	0.1%
Interest income	7,342	4.8%	16,912	5.4%
Net investment (loss) income	(4,283)	-2.8%	2,713	0.9%
Other	526	0.3%	541	0.2%
Total revenues	157,072	101.6%	317,582	101.6%
Interest expense	2,538	1.6%	4,936	1.6%
Revenues, net of interest expense	154,534	100.0%	312,646	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	119,136	77.1%	167,668	53.6%
Professional services	20,004	12.9%	23,510	7.5%
Business development	18,644	12.1%	21,246	6.8%
Clearing and brokerage fees	6,965	4.5%	5,688	1.8%
Occupancy and equipment	16,968	11.0%	15,309	4.9%
Communications	12,208	7.9%	11,214	3.6%
Other operating expenses	6,813	4.4%	5,526	1.8%
Total non-interest expenses	200,738	129.9%	250,161	80.0%

(Loss) income before income taxes	(46,204)	-29.9%	62,485	20.0%

Income tax (benefit) provision	(10,781)	-7.0%	29,719	9.5%

Net (loss) income	$(35,423)	-22.9%	$32,766	10.5%

Basic (loss) earnings per share	$(0.55)		$0.51
Diluted (loss) earnings per share	$(0.55)		$0.51

Weighted average shares - basic (in thousands)	64,592		64,223
Weighted average shares - diluted (in thousands)	64,592		64,247

FBR CAPITAL MARKETS CORPORATION Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	Six Months Ended
	June 30, 2008	Q-2 08	Q-1 08
Revenues
Investment banking:
Capital raising	$68,870	$3,961	$64,909
Advisory	9,268	4,192	5,076
Institutional brokerage:
Principal transactions	10,845	4,888	5,957
Agency commissions	55,707	29,891	25,816
Asset management:
Base management fees	8,797	4,153	4,644
Interest	7,342	4,881	2,461
Net investment (loss) income	(4,283)	745	(5,028)
Other	526	282	244
Total revenues	157,072	52,993	104,079
Interest expense	2,538	2,505	33
Revenues, net of interest expense	154,534	50,488	104,046

Non-interest expenses
Compensation and benefits	119,136	48,273	70,863
Professional services	20,004	8,841	11,163
Business development	18,644	6,624	12,020
Clearing and brokerage fees	6,965	3,367	3,598
Occupancy and equipment	16,968	8,361	8,607
Communications	12,208	6,165	6,043
Other operating expenses	6,813	4,080	2,733
Total non-interest expenses	200,738	85,711	115,027

Loss before income taxes	(46,204)	(35,223)	(10,981)

Income tax benefit	(10,781)	(9,974)	(807)

Net loss	$(35,423)	$(25,249)	$(10,174)

Loss before income taxes as a percentage of net revenue	-29.9%	-69.8%	-10.6%

ROE (annualized)	-14.3%	-20.4%	-8.1%

Total shareholders' equity	$481,653	$481,653	$503,033

Basic loss per share	$(0.55)	$(0.39)	$(0.16)
Diluted loss per share	$(0.55)	$(0.39)	$(0.16)

Ending shares outstanding (in thousands)	64,874	64,874	64,765

Book value per share	$7.42	$7.42	$7.77

Gross assets under management (in millions)
Managed accounts	$275.7	$275.7	$333.9
Hedge & offshore funds	35.5	35.5	45.1
Mutual funds	1,553.4	1,553.4	1,702.9
Private equity and venture capital funds	21.1	21.1	21.4
Total	$1,885.7	$1,885.7	$2,103.3

Net assets under management (in millions)
Managed accounts	$275.7	$275.7	$333.9
Hedge & offshore funds	33.4	33.4	40.4
Mutual funds	1,533.8	1,533.8	1,698.0
Private equity and venture capital funds	20.2	20.2	20.2
Total	$1,863.1	$1,863.1	$2,092.5

Employee count	700	700	707

FBR CAPITAL MARKETS CORPORATION Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	Year Ended December 31, 2007	Q-4 07	Q-3 07	Q-2 07	Q-1 07
Revenues
Investment banking:
Capital raising	$289,545	$25,646	$49,691	$116,972	$97,236
Advisory	34,063	4,973	16,480	6,152	6,458
Institutional brokerage:
Principal transactions	10,152	2,996	968	4,152	2,036
Agency commissions	104,633	26,112	26,219	28,526	23,776
Asset management:
Base management fees	23,549	5,542	6,119	6,360	5,528
Incentive allocations and fees	401	99	82	116	104
Interest	25,760	3,625	5,223	5,798	11,114
Net investment (loss) income	(4,497)	(8,703)	1,493	1,218	1,495
Other	1,290	536	213	465	76
Total revenues	484,896	60,826	106,488	169,759	147,823
Interest expense	5,337	85	316	274	4,662
Revenues, net of interest expense	479,559	60,741	106,172	169,485	143,161

Non-interest expenses
Compensation and benefits	287,752	53,049	67,035	89,877	77,791
Professional services	45,303	12,598	9,195	12,686	10,824
Business development	37,356	9,806	6,304	9,931	11,315
Clearing and brokerage fees	12,373	2,774	3,911	3,022	2,666
Occupancy and equipment	33,197	9,217	8,671	7,816	7,493
Communications	22,434	5,503	5,717	5,805	5,409
Other operating expenses	15,868	7,034	3,308	3,706	1,820
Total non-interest expenses	454,283	99,981	104,141	132,843	117,318

Net income (loss) before income taxes	25,276	(39,240)	2,031	36,642	25,843

Income tax provision (benefit)	20,032	(11,451)	1,764	14,882	14,837

Net income (loss)	$5,244	$(27,789)	$267	$21,760	$11,006

Net income (loss) before income taxes as a percentage of net revenue	5.3%	-64.6%	1.9%	21.6%	18.1%

ROE (annualized)	1.1%	-22.4%	0.2%	17.2%	8.9%

Total shareholders' equity	$506,740	$506,740	$527,045	$528,341	$501,858

Basic earnings (loss) per share	$0.08	$(0.43)	$-	$0.34	$0.17
Diluted earnings (loss) per share	$0.08	$(0.43)	$-	$0.34	$0.17

Ending shares outstanding (in thousands)	64,059	64,059	63,889	64,411	64,282

Book value per share	$7.91	$7.91	$8.25	$8.20	$7.81

Gross assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	52.1	52.1	61.7	61.7	67.1
Mutual funds	2,046.5	2,046.5	2,292.3	2,482.6	2,412.9
Private equity and venture capital funds	23.8	23.8	31.3	33.8	41.2
Total	$2,469.5	$2,469.5	$2,730.9	$2,869.4	$2,780.0

Net assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	50.7	50.7	58.1	58.1	62.5
Mutual funds	2,034.6	2,034.6	2,285.1	2,474.7	2,406.4
Private equity and venture capital funds	22.6	22.6	29.8	32.0	38.0
Total	$2,455.0	$2,455.0	$2,718.6	$2,856.1	$2,765.7

Employee count	758	758	765	745	751

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

	30-Jun-08	31-Dec-07
ASSETS

Cash and cash equivalents	$300,280	$383,558
Receivables	37,797	30,923
Investments:
Mortgage-backed securities, at fair value	884,318	-
Long-term investments	76,365	84,076
Trading securities, at fair value	16,978	19,057
Due from clearing broker	12,021	-
Derivative assets, at fair value	4,597	-
Intangible assets, net	9,817	9,837
Furniture, equipment and leasehold improvements, net	26,713	29,092
Prepaid expenses and other assets	58,326	52,189
Total assets	$1,427,212	$608,732

LIABILITIES AND SHAREHOLDERS ’ EQUITY

Liabilities:
Trading account securities sold but not yet purchased, at fair value	$259	$206
Repurchase agreements	553,127	-
Securities purchased	300,318	-
Accrued compensation and benefits	41,692	45,432
Accounts payable, accrued expenses and other liabilities	50,066	48,778
Due to clearing broker	-	7,512
Due to affiliates	97	64
Total liabilities	945,559	101,992

Shareholders' equity:
Common stock	67	66
Additional paid-in capital	423,440	412,805
Restricted stock units	1,980	-
Accumulated other comprehensive (loss) income, net of taxes	(1,658)	622
Retained earnings	57,824	93,247
Total shareholders' equity	481,653	506,740

Total liabilities and shareholders' equity	$1,427,212	$608,732